Exhibit
26
                       GTE SOUTH INCORPORATED

               Invitation For Bids For the Purchase of
         $____,000,000 _____% Debentures, Series _, Due ____


     GTE SOUTH INCORPORATED (the "Company") is inviting bids, subject to the terms and conditions stated herein, for the purchase from it of $___,000,000 aggregate principal amount of its ____% Debentures, Series _, Due ___ (the "Debentures").

1.  Information Respecting the Company and the Debentures.

     Prospective bidders may examine, at the office of the Area Vice President-General Counsel of the Company, 19845 North U.S. 31, Westfield, Indiana 46074, or at the office of GTE Service Corporation, 10th Floor, One Stamford Forum, Stamford, Connecticut 06904 (Telephone (203) 965-2986), on any business day between 10:00 A.M. and 4:00 P.M., the following:

     (a)  the Registration Statement on Form S-3 (including the
Prospectus, documents incorporated by reference and exhibits), with respect to the Debentures;

     (b) the Restated Articles of Incorporation of the Company, as amended;

     (c) a copy of the Indenture dated as of May 1, 1994 (herein called the "Indenture") under which the Debentures are to be issued, together with the resolution of the Board of Directors of the Company specifically authorizing the issuance of the Debentures;

     (d)  the form of Purchase Agreement (including the Standard
Purchase Agreement Provisions (May, 1994 Edition)) to be used in submitting bids for the purchase of the Debentures;

     (e) the form of questionnaire to be provided by prospective bidders; and

     (f) memoranda prepared by counsel to the Company with respect to the status of the Debentures under securities or blue sky laws of certain jurisdictions.

     Copies of said documents in reasonable quantities (except the Restated Certificate of Incorporation of the Company, the Indenture, and other exhibits to the Registration Statement) will be supplied upon request, so long as available, to prospective bidders.

     The Company reserves the right to amend the Registration Statement (including exhibits thereto) and Prospectus and to supplement the Prospectus in such manner as shall not be unsatisfactory to Messrs. Milbank, Tweed, Hadley & McCloy. The Company will make copies of any such amendments or supplements available for examination at the above offices in Westfield and Stamford.

2. Information Respecting the Bidders to be Furnished to the Company.

     In the case of a bid by a group of bidders, the several bidders in the group shall act through a duly authorized representative or representatives (the "Representative"), who may be included in such group, and who shall be designated and authorized as such in the questionnaires filed by members of such group.
                                 -2-


     No bid will be considered unless the bidder, or in the case of a group of bidders, each member of the group, shall have furnished to the Company, and the Company shall have received, two signed copies of the form of questionnaire referred to above, properly filled out (the Company reserving, however, the right to waive the form of the questionnaire or any irregularity which it deems to be immaterial in any such questionnaire and to extend either generally or in specific instances the time for furnishing questionnaires, and specifically reserving the right to obtain all required bidder information by telegraph or other means of communication). Such copies shall be furnished to the Company at the office of GTE Service Corporation, 10th Floor, One Stamford Forum, Stamford, CT 06904, Attention: David S. Kauffman, Esq., before 5:00 P.M., New York City time on ____________________ (or on such later date as may be determined pursuant to Section 4 hereof). Notwithstanding the furnishing of such questionnaires to the Company, any prospective bidder or group of prospective bidders thereafter may determine, without liability to the Company, not to bid, or any of the several members of a group may withdraw therefrom and additional members may be added thereto if a questionnaire properly filled out and signed by each additional member is filed at or before the time of submission of the bid of such group. Without the consent of the Company not more than three additional members may be so included in such group after the time or any extended time for filing questionnaires shall have expired.

3.  Form and Contents of Bids.

     Each bid shall be for the purchase of all of the Debentures.

     Each bid may be made by a single bidder or by a group of bidders. In case the bid of a group of bidders is accepted, the obligations of the members of the group to purchase the respective principal amounts of Debentures indicated in the bid shall be several and not joint. Such bidders shall act through a duly authorized Representative who may be included in the group and said Representative shall be empowered to bind the bidders in the group. No bidder may submit or participate in more than one bid.

4.  Submission of Bids and Delivery of Confirmation of Bids.

     All bids must be submitted by telephone and confirmed in writing in the manner set forth in Exhibit A, Confirmation of Bid, attached, signed by the Representative on behalf of the members of a group of bidders, or in the case of a single bidder, by such bidder. Each bid must specify: (a) the interest rate, which shall be a multiple of 1/8 of 1%; and (b) the price to be paid to the Company for the Debentures, which shall be expressed as a percentage of the principal amount of the Debentures and shall not be less than 98% thereof nor more than 101% thereof. The Confirmation of Bid shall specify the same interest rate and price specified in the telephonic bid.

     The Company reserves the right in its discretion from time to time to postpone the time and the date for submission of bids for an aggregate period of not exceeding thirty days, and will give notice of any such postponement to each prospective bidder, or the Representative of each group of prospective bidders, who have filed questionnaires as provided in Section 2 hereof, specifying in such notice the changes in the times and dates set forth in the Purchase Agreement occasioned by such postponement. In the event that any such postponement should be for a period of more than three full business days after the date of sending or delivering such notice, the time for filing of questionnaires by prospective bidders under Section 2 hereof shall by such notice be postponed to 5:00 P.M., New York City time, at the place of delivery specified in Section 2 hereof, on the third full business day prior to the postponed date for presentation and opening of bids.

                                 -3-


5.  Acceptance or Rejection of Bids.

     The Company may reject all bids, but if any bid for the Debentures is accepted the Company will accept that bid which shall result in the lowest "annual cost of money" to the Company for the Debentures, and any bid not so accepted by the Company shall, unless such bid shall be involved in rebidding as hereinafter provided, be deemed to have been rejected. The lowest annual cost of money to the Company for the Debentures shall be determined by the Company and such determination shall be final. In case the lowest annual cost of money to the Company is provided by two or more such bids, the Company (unless it shall reject all bids) will give the makers of such identical bids an opportunity (the duration of which the Company may in its sole discretion determine) to improve their bids.
The Company will accept, unless it shall reject all bids, the improved bid providing the Company with the lowest annual cost of money for the Debentures. If no improved bid is made within the time fixed by the Company, or if upon such rebidding the lowest annual cost of money to the Company is again provided by two or more bids, the Company may without liability to the maker of any other bid accept any one of such bids in its sole discretion, or may reject all bids.

     The Company further reserves the right to reject the bid of any bidder or group of bidders if the Company, in the opinion of its counsel, may not lawfully sell the Debentures to such bidder or to any member of such group, and to reject the bid of any bidder or group of bidders if such bidder or any member of such group is in such relationship with the Trustee under the Indenture or the trustees under the Company's first mortgage indenture as would disqualify it under Section 310(b) of the Trust Indenture Act of 1939, as amended, from acting as such trustee if the bid of such bidder or group of bidders should be accepted, unless, in the case of a group of bidders, prior to 1:00 P.M., New York City time, on the date on which the bids are opened, the member or members to which, in the opinion of the Company's counsel, the Debentures may not be lawfully sold or which would cause such disqualifi-cation have withdrawn from the group and the remaining members have agreed to purchase the Debentures which such withdrawing member or members had offered to purchase.

6.  Purchase Agreement and Completion of Registration Statement.

     The Company will signify its acceptance of a bid by signing the Purchase Agreement. The Company shall, upon request, execute the acceptance on additional copies of the Purchase Agreement furnished by the Representative of the successful bidders. Upon the acceptance of a bid, the successful bidder, or, in the case of a bid by a group of bidders, the Representative on behalf of the successful bidders, shall furnish to the Company, in writing, all information regarding the bidder or bidders and the public offering, if any, of the Debentures required in connection with the post-effective amendment to the Registration Statement, any further information regarding the bidders and the public offering, if any, to be made by them, which may be required to complete the applications filed by the Company with public authorities having jurisdiction, and other information required by law in respect of the purchase or sale of the Debentures as herein contemplated.

7.  Delivery of the Debentures.

     The Debentures will be delivered in temporary or definitive form, at the election of the Company, to the purchasers of the Debentures at the place, at the time and in the manner indicated in the Purchase Agreement, against payment of the purchase price therefor as provided in the Purchase Agreement.


                                 -4-


8.  Opinion of Counsel for the Purchasers.

     Messrs. Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, N.Y. 10005, have been requested by the Company to act as counsel for the successful bidder or bidders of the Debentures and to give to the purchasers an opinion as outlined in the Purchase Agreement. Such counsel have reviewed or will review, from the standpoint of possible purchasers of the Debentures, the form of the Registration Statement and the Prospectus and competitive bidding papers, including the Purchase Agreement, and have reviewed or will review the corporate proceedings with respect to the issue and sale of the Debentures. Prospective bidders may confer with Messrs. Milbank, Tweed, Hadley & McCloy with respect to any of the foregoing matters at the offices of said firm, 1 Chase Manhattan Plaza, New York, N.Y. 10005, Attn.: George J. Forsyth, Esq. The successful bidders are to pay the compensation and disbursements of such counsel, except as otherwise provided in the Purchase Agreement. Such counsel will, on request, advise any prospective bidder who has, or the Representative of any group of prospective bidders who have, furnished questionnaires as provided in Section 2 hereof, of the amount of such compensation and of the estimated amount of such disbursements.




                                   GTE SOUTH INCORPORATED




                                   President



_____________, 1994



























S:S-3:135
                                                       EXHIBIT A

                       GTE SOUTH INCORPORATED
                           (the "Company")

                       CONFIRMATION OF BID FOR

          $___,000,000 ____% Debentures, Series _, Due ____
                         (the "Debentures")

                                TERMS


Maturity: ________________.

Interest Payable:  Semi-annually on _____ and _____, commencing
______,
                   ____.

Redemption Provisions:

     [The Debentures will not be redeemable prior to maturity.]

                                       OR

      [The redemption price applicable to redemptions to and including _______ (the "initial regular redemption price") will be the initial public offering price as defined below plus the rate of interest on the Debentures; the redemption price during the twelve month period beginning _______ and during the twelve month periods beginning on each ___________ thereafter through the twelve month period ended __________ will be determined by reducing the initial regular redemption price by an amount determined by multiplying (a) 1/_ of the amount by which such initial regular redemption price exceeds 100% by (b) the number of such full twelve month periods which shall have elapsed between _________ and the date fixed for redemption; and thereafter the redemption prices during the twelve month periods beginning _________ shall be 100%; provided, however, that all such prices will be specified to the nearest 0.01% or if there is no nearest 0.01%, then to the next higher 0.01%.

     For the purpose of determining the redemption prices of the Debentures, the initial public offering price of the Debentures shall be the price, expressed in percentage of principal amount (exclusive of accrued interest), at which the Debentures are to be initially offered for sale to the public; if there is not a public offering of the Debentures, the initial public offering price of the Debentures shall be deemed to be the price, expressed in percentage of principal amount (exclusive of accrued interest), to be paid to the Company by the Purchasers.

      None of the Debentures may be called for redemption at the option of the Company prior to _____________ if such redemption is for the purpose or in anticipation of refunding any Debentures by the application, directly or indirectly, of funds borrowed by the Company at an annual cost of money (calculated in accordance with generally accepted financial practice) less than the annual cost of money to the Company resulting from the sale of the Debentures to the Purchasers (If Applicable)]

NAME OF BIDDER:
_________________________________________________________


TELEPHONE NUMBER TO BE USED TO CALL IN BID:
_____________________________


                                 -2-



TIME AND DATE BID RECEIVED:
_____________________________________________
    (to be completed by GTE Service Corporation on behalf of the
                              Company)

   By submitting this bid, the bidder named above agrees to the following terms and conditions:

o  Each bid shall be for the purchase of all of the Debentures.

o Each bid may be made by a single bidder or by a group of bidders.

o The bidder acknowledges that it (and all members of the bidding group it represents) has received a copy of the Prospectus dated _________________.

o If the bid is made by a group of bidders, the undersigned represents and warrants that it is fully authorized by all bidders in the group to act on their behalf and to bind them to the terms of the Purchase Agreement relating to the Debentures.

o  Each bid shall specify:

      - the annual interest rate on the Debentures, which rate shall be a multiple of 1/8%;

      - the price (exclusive of accrued interest) to be paid to the Company for the Debentures, which price shall not be less than 98% and not more than 101% of the principal amount of the Debentures, and that accrued interest on the Debentures from _______________, to the date of payment of the Debentures and the delivery thereof will be paid to the Company by the purchaser or purchasers; and

      - in the case of a bid by a group of bidders, the name of, and amount to be purchased by each bidder;

o Bids must be received by 10:00 A.M., New York City time, on ____________, ____, or such later time and/or date as the Company may specify (the "Bid Time").

o  Bids shall be irrevocable for one (1) hour after the Bid
Time.

o  The winning bid shall be selected on the basis of the lowest
"annual cost of money" to the Company.

o Whether or not this bid is accepted by the Company, an executed copy of this Confirmation of Bid must be sent promptly by facsimile to GTE Service Corporation on behalf of the Company at 203-965-3209 or 203-965-2830.

o If this bid is accepted, upon acceptance the undersigned agrees to promptly furnish to the Company a signed copy of the Purchase Agreement relating to the Debentures and a copy of all information required to be included in the Prospectus relating to the Debentures.

o  Closing Date:  __________________ at 10:00 A.M., New York
City time.

                                 -3-



BID:

                               Interest Rate ________________ %

                               Price to be paid to the Company
________________ %







___________________________________
                                            (Name of Bidder)




__________________________________
                                         (Authorized Signature)







































S:S-3:138